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                                                                    Exhibit 23.7






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Sovereign Bancorp, Inc.'s Registration Statement on Form S-3, for the registration of $40,000,000 of debt securities, of our report dated February 9, 1998 on the December 31, 1997 financial statements of First Home Bancorp, Inc. and subsidiaries, included in Sovereign Bancorp, Inc.'s Current Report on Form 8-K dated March 18, 1999, filed with the Securities and Exchange Commission and incorporated by reference in this Registration Statement. It should be noted that we have not audited any financial statements of First Home Bancorp, Inc. and subsidiaries subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                                     /s/  Arthur Andersen LLP
                                                     ---------------------------


Philadelphia, Pennsylvania
March 16, 1999